SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2011

BIDFISH.COM, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53512	N/A
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2250 NW, 114th Ave, Unit 1P, PTY6049, Miami Florida 33172, USA
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (507-264-6405)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act  (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On October 5, 2011 Registrant entered into a Stock Purchase Agreement with Halter Energy Capital Corporation, a Texas corporation (“Halter”), pursuant to which Registrant  agreed to issue 44,500,000 newly issued shares of Registrant’s common stock, on a post-split basis after giving effect to a one-for-six reverse stock split, in exchange for cash of $500,000. Registrant will also issue to Halter a two-year Warrant to purchase 20,000,000 shares for $0.20 per share.  All such shares of common stock and Warrant shares are subject to demand and piggy-back registration rights.  Also on October 5, 2011 Registrant entered into a Redemption Agreement with Juan Carlos Espinosa, the Registrant’s chief executive officer and principal stockholder, under which Registrant will redeem 24,753,333 post split shares of common stock for $1,000.00.  At closing, Mr. Espinosa will resign as director and CEO and appoint Kevin B. Halter, Jr. to such positions. Closing will occur upon satisfaction of the conditions set forth in the Agreement.

Item 9.01.                      Financial Exhibits, Pro Forma Financial Information and Exhibits.

Exhibit 10.1 – Stock Purchase Agreement.
Exhibit 10.2 - Redemption Agreement

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIDFISH.COM, INC.

By: /s/ Juan Carlos Espinosa
Juan Carlos Espinosa, President

Dated:  October 11, 2011